UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2007, JMAR Technologies, Inc. (the "Company") entered into a Consultant Agreement (the "Agreement") with CEOcast, Inc. ("CEOcast") to render investor relations services to the Company. In this role, CEOcast will lead a program designed to increase awareness of the Company among individual and institutional investors. CEOcast specializes in helping micro-cap and small-cap growth companies expand their shareholder bases.

The Agreement is for a six-month period and provides for the issuance of 240,000 shares of unregistered shares of Common Stock of the Company, with "piggyback" registration rights, in addition to a monthly cash payment.

Item 3.02 Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, on February 1, 2007, the Company agreed to issue 240,000 shares of its Common Stock to CEOcast pursuant to the Agreement described above in Item 1.01. The issuance of the stock was exempt under Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on February 6, 2007 announcing the retention of CEOcast, Inc. as the Company's investor relations firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

February 7, 2007	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on February 6, 2007 announcing the retention of CEOcast, Inc. as the Company's investor relations firm.